Private Placement Subscription Agreement for B.C. Residents

Name of Purchaser ______________________ (the "Purchaser")

Address ______________________

City ______________________

Province ______________________

Country ______________________

Postal Code ______________________

Date ______________________

Payment Method Conversion of Debt ______________________

 # Shares Purchased ______ x US$0.50 = $______

(the "Shares") **Subscription Price**

/s/: "Purchasers"

____

Signature of Purchaser

Please make cheque payable to:
"Legacy Wine & Spirits International Ltd."

These securities have not been registered under the Securities Act of 1933(the "US Securities Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available. Hedging Transactions involving these securities may not be conducted unless in compliance with the US Securities Act.

This Subscription is accepted for and on behalf of Legacy Wine & Spirits International Ltd.

By: /s/: R. Klein ______ Date: May 27, 2008
Robert Klein, President

1.0 Purchase and Sale of Shares

1.1 The Purchaser subscribes for and agrees to receive, as a conversion of debt, common shares of Legacy Mining Ltd., a Nevada Corporation (the "Issuer") in the amount set out above (the "Shares"), to be recorded in the name of the Purchaser at the address set out above.

2.0 Representations, Warranties and Acknowledgements of the Purchaser

The Purchaser acknowledges, represents and warrants as of the date of this Agreement that:

2.1 The Purchaser is (check at least one):

- ☐ a director, executive officer, consultant or controlling shareholder of the Issuer;

- ☐ a British Columbia resident and has received a copy of the Issuer's Offering Memorandum and has signed a Risk Acknowledgment;

- ☐ a close personal friend or close business associate of a director, executive officer or controlling shareholder of the Issuer;

- ☐ a spouse, parent, grandparent, brother, sister or child of a director, executive officer or controlling shareholder of the Issuer;

- ☐ a parent, grandparent, brother, sister, or child of a spouse of a director, executive officer or controlling shareholder of the Issuer;

- ☐ an accredited investor who has either:
    - net assets of at least $5,000,000;
    - annual income of more than $200,000 (or $300,000 with spouse) in each of the last 2 years and expects to make more than $200,000 (or $300,000 with spouse) this year; or
    - alone, or with a spouse, net financial assets worth more than $1,000,000;

- ☐ a shareholder of the Issuer (prior to entering into this Agreement); or

- ☐ a company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described above in this section.

2.2 The Shares were not offered or distributed to the Purchaser through an advertisement in printed media of general and regular paid circulation, radio, television or the Internet.

2.3 The Purchaser is purchasing the Shares for the Purchaser's own account for investment purposes only and the Purchaser does not intend to resell the Shares within the next year.

2.4 The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Issuer and its officers regarding the Shares, and all such questions have been answered to the full satisfaction of the Purchaser. No oral representations or oral information furnished to the Purchaser, or relied upon by the Purchaser, in connection with the Purchaser's purchase of the Shares, were in any way inconsistent with the written material provided by the Issuer.

2.5 The Issuer has made available to the Purchaser all requested documents and records in its possession. The Purchaser acknowledges that no information furnished by the Issuer constitutes

investment, accounting, legal or tax advice. The Purchaser is relying solely upon itself and its professional advisors, if any, for such advice.

2.6 The Purchaser has relied solely upon its own independent investigation in making a decision to purchase the Shares. The Shares are speculative investments which involve a substantial degree of risk with no assurance of any income from such investments and the possibility that such Shares may become worthless. The Purchaser must therefore be prepared to bear the economic risks for an indefinite period.

2.7 The Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required by this Agreement.

2.8 The representations, warranties and acknowledgements of the Purchaser contained in this Section will survive the Closing (as defined below).

2.9 The Purchaser certifies that:

(a) the Purchaser is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person; or

(b) the Purchaser is a U.S. person who purchased securities in a transaction that did not require registration under the U.S. Securities Act.

2.10 The Purchaser agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the US Securities Act.

3.0 **Representations, Warranties and Acknowledgements of the Issuer**

The Issuer acknowledges, represents and warrants as of the date of this Agreement that:

3.1 It is a valid and subsisting corporation duly incorporated and is in good standing under the laws of the jurisdiction in which it is incorporated.

3.2 The issuance and sale of the Shares by the Issuer does not and will not conflict with or result in any breach of any of the terms, conditions, or provisions of its constituting documents or any agreements or instruments to which the Issuer is a party.

3.3 This Agreement shall constitute a valid and binding obligation of the Issuer upon acceptance of this Agreement by any of the members of its board of directors.

3.4 The Shares, when issued, will be fully paid and non-assessable shares of the Issuer and will be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.

4.0 **Restriction of Securities and Disposition**

4.1 **No registration**. The Purchaser acknowledges and understands that the Shares have not been registered under the US Securities Act or any other securities laws, are not qualified for resale in the U.S., and that the Shares must be held indefinitely unless subsequently registered under the US Securities Act or an exemption from such registration is available.

The Issuer shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the US Securities Act pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration.

4.2 **Legending of the Shares**. The Purchaser also acknowledges and understands that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

"The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Act"), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act."

The Purchaser hereby consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer described in this Agreement.

4.3 **Disposition under Rule 144**. The Purchaser also acknowledges and understands that:

(a) the Shares are restricted securities within the meaning of Rule 144 of the US Securities Act; and

(b) the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Shares by the Purchaser, and even then will not be available unless (i) a public trading market then exists for the common stock of the Issuer, (ii) adequate information concerning the Issuer is then available to the public and (iii) other provisions of Rule 144 are complied with.

4.4 **Further restrictions on disposition**. The Purchaser shall in no event make any disposition of all or any portion of the Shares for a period of at least four months from the date of this Agreement.

4.5 The Purchaser further acknowledges that:

(a) these securities will be subject to a number of resale restrictions in Canada including a restriction on trading. Until the restriction on trading expires, the Purchaser will not be able to trade the securities unless the Purchaser complies with an exemption from the prospectus and registration requirements under securities legislation; and

(b) at present, the Issuer is not a reporting issuer in any jurisdiction in Canada.

5.0 **Closing**

5.1 The Issuer will confirm whether or not the Agreement is acceptable, whereupon the Issuer will deliver to the Purchaser a signed copy of this Agreement (the "Closing"), and within one year shall deliver a certificate representing the Shares, registered in the name of the Purchaser.

6.0 **Withdrawal of Subscription**

6.1 The Purchaser has a two day cancellation right and can cancel this Agreement by sending notice to the Issuer by midnight on the second business day after the Purchaser signs this Agreement.

7.0 **Miscellaneous**

7.1 Except as expressly provided in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, or written by statute, by common law, by the Issuer, by the Purchaser or by anyone else.

7.2 This Agreement shall enure to the benefit of and shall be binding upon the parties to this Agreement and their respective successors and permitted assigns.

EXHIBIT "A"

[redacted]			
May Joan Liu 1066 Groveland Road West Vancouver, B.C. V7S 1Z4	$77,991.32	155,983	0.50
Andy Chu #206 – 2190 West 5th Avenue Vancouver, B.C. V6B 1S2	$5,900.00	11,800	0.50
John MacAskill #806 – 1288 Alberni Street Vancouver, B.C. V6E 4N5	$10,500.00	21,000	0.50
1063244 Alberta Ltd. #132 – 21 MacDonald Drive Fort McMurray, Alberta T9H 4H2	$6,500.00	13,000	0.50
Domain Land Holdings Ltd. #306 – 5550 Cambie Street Vancouver, B.C. V5Z 3A2	$34,000.00	68,000	0.50
Palisades Financial Ltd. #806 – 1288 Alberni Street Vancouver, B.C. V6E 4N5	$2,150.00	4,300	0.50
Ran Chen #216 – 4940 No. 3 Road Richmond, B.C. V6X 3A5	$7,000.00	14,000	0.50
Yaoquan Liang #216 – 4940 No. 3 Road Richmond, B.C. V6X 3A5	$1,500.00	3,000	0.50
Rauvin Manhas #216 – 4940 No. 3 Road Richmond, B.C. V6X 3A5	$1,500.00	3,000	0.50
[redacted]			